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                                                                    Exhibit 3.65

                            ARTICLES OF AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                       INPHYNET CONTRACTING SERVICES, INC.

                                       I.

         The name of the corporation is InPhyNet Contracting Services, Inc.

                                       II.

         The Articles of Incorporation of the corporation are hereby amended by deleting Article VIII in its entirety and substituting the following in lieu thereof:

         THIS CORPORATION SHALL HAVE THREE (3) DIRECTORS. THE NUMBER OF DIRECTORS MAY BE EITHER INCREASED OR DECREASED FROM TIME TO TIME BY THE BYLAWS. THE NAMES AND ADDRESSES OF THE DIRECTORS ARE:

JERE B. CREED              J. CLIFFORD FINDEISS, M.D.   GEORGE W. McCLEARY, JR.
1200 S. PINE ISLAND ROAD   1200 S. PINE ISLAND ROAD     1200 S. PINE ISLAND ROAD
SUITE 600                  SUITE 600                    SUITE 600
PLANTATION, FL 33324       PLANTATION, FL 33324         PLANTATION, FL 33324

         IN WITNESS WHEREOF, these Articles of Amendment have been executed this 21st day of December, 2000.

         The amendment was adopted by unanimous consent by the board of directors.

         These Articles of Amendment are made effective as of the 12 day of March, 1999.

                                             INPHYNET CONTRACTING SERVICES, INC.

                                             By: /s/ Michael Hatcher
                                                 -------------------------------
                                                     Michael Hatcher
                                             Its: Secretary, Director